Consent of Independent Auditors


We consent to the references to our firm under the caption "Experts" and to the use of our report dated March 3, 2000, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-57931) and related Prospectus of Tumbleweed, Inc. for the Registration of 5,105,000 shares of its common stock.


                                        /S/ Ernst & Young LLP

Louisville, Kentucky
April 26, 2000